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                                                                      EXHIBIT 10

                                 LOAN AGREEMENT



         THIS LOAN AGREEMENT (hereinafter referred to the "AGREEMENT") executed on 29th of December, 1999, by and between PANHANDLE ROYALTY COMPANY, an Oklahoma corporation, (hereinafter referred to as the "BORROWER") and BANCFIRST, an Oklahoma banking corporation (hereinafter referred to as "BANK").

                                  WITNESSETH:

         WHEREAS, Borrower has requested that the Bank provide Borrower with a revolving loan facility and the Bank is willing to make such facility available to Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. When used herein, the terms "Agreement," "Borrower" and "Bank" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

            (a) Prime Rate - The fluctuating per annum rate of interest (expressed as a percentage) designated as the "Prime Rate" in the "Money Rates" section as published in the most recent issue of The Wall Street Journal. If more than one Prime Rate is designated in The Wall Street Journal then the Index Rate will be the highest rate so determined. The Prime Rate as of the date of this Agreement is 8.5%.

            (b) Borrowing Base - The value assigned by the Bank from time to time to the Oil and Gas Properties. Until the next determination of the Borrowing Base pursuant to Section 5 hereof, the aggregate Borrowing Base for the Revolving Loan Commitment shall be $5,000,000.

            (c) Business Day - The normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Oklahoma City, Oklahoma.

            (d) Effective Date - The date of this Agreement.

            (e) Environmental Laws - The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, et seq., the Clean Air Act, 42 U.S.C.A. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., and all other laws relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time.

            (f) Environmental Liability - Any claim, demand, obligation, cause of action, accusation, allegation, odder, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which would individually or in the aggregate have a Material Adverse Effect.




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            (g) Environmental Lien - A Lien in favor of any court, governmental agency or instrumentality or any other person (i) for any liability under any Environmental Law or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or tone waste, substance or constituent into the environment.

            (h) ERISA - The Employee Retirement income Security Act of 1974, as amended.

            (i) Financial Statements - Balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules prepared in accordance with GAAP.

            (j) GAAP - Generally accepted accounting principles, consistently applied.

            (k) Lien - Any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

            (1) Loan Documents - This Agreement and the Note and all other documents executed in connection with the transaction described in this Agreement.

            (m) Material Adverse Effect - Any material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or from those reflected in the Financial Statements of Borrower or from the facts represented or warranted in this Agreement, or (ii) the ability of Borrower to carry out its businesses as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet its obligations under the Note and this Agreement on a timely basis.

            (n) Note - The $5,000,000 Note described in Section 3 hereof.

            (o) Oil and Gas Properties - All proved oil, gas and mineral properties and interests, and related personal properties, in which Borrower has granted and hereinafter grants (to the satisfaction of Bank) to Bank a negative pledge.

            (p) Permitted Liens - The term Permitted Lien shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens if the net cumulative effect of such burdens does not (when considered cumulatively with the matters discussed in clause (ii) below) operate to deprive the Borrower of any material right in respect of Borrower's assets or properties (except for rights customarily granted with respect to such interests); (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive the Borrower of any material right in respect of any of Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on their books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of Borrower's assets or properties; (v) materialmen's, mechanic's, repairman's, employee's, contractor's, subcontractor's, operator's and other Liens incidental to the construction, maintenance, development or operation of Borrower's assets or properties to the





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         extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower have set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting the Borrower's assets and properties which were in existence at the time the Borrower's assets and properties were originally acquired by the Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) Liens created by or pursuant to this Agreement or pursuant to security instruments between the Bank and Borrower; and (xi) Liens existing at the date of this Agreement which have been disclosed to Bank in Borrower's Financial Statements or otherwise in writing to Bank.

            (q) Plan - Any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of their respective employees.

            (r) Revolving Loan - Loan or loans made under the Revolving Loan Commitment pursuant to Section 2 hereof.

            (s) Revolving Loan Amounts - $5,000,000.

            (t) Revolving Loan Commitment - The loan commitment contained in
         Section 2 of this Agreement.

            (u) Revolving Maturity Date - December 31, 2002.

         2. COMMITMENT OF THE BANK, TERMS OF REVOLVING LOAN COMMITMENT. On the terms and conditions hereinafter set forth, Bank agrees to make loans (hereinafter sometimes referred to as "ADVANCES" and individually as an "ADVANCE") to the Borrower from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Amount. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default.

            (a) Procedure for Borrowing. Whenever Borrower desires an Advance hereunder, it shall give Bank written notice via facsimile ("NOTICE OF BORROWING") of such requested Advance.

            (b) Reduction of Revolving Loan Commitment. Borrower may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate the Revolving Loan Commitment; provided, however, that (i) each reduction in the Revolving Loan Commitment must be in the amount of $250,000 or if more, in increments of





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         $100,000 and (ii) each reduction must be accompanied by a prepayment of the Note in the amount by which the principal balance of the Note exceeds the Revolving Loan Commitment as reduced pursuant to this
         Section 2.

         3. NOTE EVIDENCING LOAN. The loan described above in Section 2 shall be evidenced by a promissory note of Borrower as follows:

            (a) Form of Note - The Revolving Loan shall be evidenced by a Note, be payable to the order of Bank, in the face amount of $5,000,000, and shall be in the form of EXHIBIT "A" hereto with appropriate insertion. Notwithstanding the principal amount of the Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Note, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Note shall be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Note may be higher, the Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans.

            (b) Interest Rate - The unpaid principal balance of the Note shall bear interest from time to time as set forth in Section 4 hereof.

            (c) Payment of Interest - Interest on the Note shall be payable monthly in arrears on the first Business Day of each calendar quarter, beginning April 1, 2000.

            (d) Payment of Principal - Principal of the Note shall be repayable in full at the Revolving Maturity Date.

         4. INTEREST RATES.

            (a) Basic Rate. The unpaid principal balance of the Note shall bear interest at a fluctuating rate per annum from day to day equal to the Prime Rate minus 1/4 of one percent.

            (b) Default Rate. After maturity (whether by acceleration or otherwise), the principal balance of the Note shall bear interest at a rate of two percent (2%) higher than the Basic Rate but in no event more than 18% per year.

         5. BORROWING BASE.

            (a) Initial Borrowing Base. During the period from the date hereof to the first Determination Date (as hereinafter defined), the Borrowing Base shall be $5,000,000.

            (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Bank at least annually on the dates set forth hereinbelow and the Bank may make additional redeterminations at any time it appears to the Bank, in the exercise of its discretion, that there has been a material change in the value of the Oil and Gas Properties ("UNSCHEDULED REDETERMINATIONS"). Borrower shall furnish to the Bank no later than November 15 of each year, beginning November 15, 2000, and at such other times as Bank shall request an Unscheduled Redetermination, all information, reports and data which the Bank has then requested concerning the Oil and Gas Properties, said information to include, but not be limited to, (i) revenue and lifting costs summary report for all Oil and Gas Properties, (ii)




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         on November 15 of each year, beginning November 15, 2000, an engineering report in form and substance satisfactory to Bank prepared by an independent petroleum engineer as is acceptable to Bank, covering the Oil and Gas Properties, (iii) the most recently available production curves and tabular production updates, including economic projections on any new production from acquired or drilled acreage, and
         (iv) such other information concerning the value of the Oil and Gas Properties as Bank may reasonably deem necessary. Bank shall by notice to Borrower no later than January 1 of each year, commencing January 1, 2001, designate the new Borrowing Base available to Borrower hereunder during the period beginning on each January 1 (herein called the "DETERMINATION DATE") and continuing until but not including the next date as of which the Borrowing Base is redetermined. If an Unscheduled Redetermination is made by the Bank, the Bank shall notify Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, if any, and such new Borrowing Base shall continue until redetermined pursuant to the provisions hereof. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this Section 5(b), unless such failure is of no fault of Borrower, the Bank may nonetheless designate the Borrowing Base at any amount which the Bank determines in its reasonable discretion and may redesignate the Borrowing Base from time to time thereafter until the Bank receives all such information, reports and data, whereupon the Bank shall designate a new Borrowing Base as described above. The Bank shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its reasonable discretion assigns to such Oil and Gas Properties of Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its affiliates) as the Bank customarily considers in evaluating similar oil and gas credits. It is expressly understood that the Bank has no obligation to designate the Borrowing Base at any particular amount, except in the exercise of its good faith discretion, whether in relation to the Revolving Loan Commitment or otherwise, and that the Bank commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect.

         6. COMMITMENT FEE. In consideration of the Revolving Loan Commitment, Borrower shall pay to the Bank Commitment Fee (hereinafter referred to as the "COMMITMENT FEE") equivalent to 1/16 of 1% per annum on the average daily amount of the unadvanced amount of the Borrowing Base. The Commitment Fee shall commence to accrue on the Effective Date and shall be payable quarterly in arrears hereafter on the first Business Day of each calendar quarter commencing April 1, 2001, with the final fee payment due at the Revolving Maturity Date for any period then ending for which the Commitment Fee shall not have been theretofore paid. There will be no Commitment Fee from the date of this Agreement through December 31, 2000.

         In the event the Commitment terminates on any date prior to the end of any calendar quarter as a result of either (i) Borrower terminating the Commitment or (ii) Borrower's default hereunder followed by the termination of the Commitment by the Bank as a result of such default, Borrower will pay to Bank, on the date of such termination, the total Commitment Fee due for the quarter in which such termination occurs. Bank shall invoice Borrower for the Commitment Fee provided that the failure to do so shall not relieve the Borrower of its obligations to pay the same in the time and manner set forth hereinabove after receipt of each such invoice.

         7. PREPAYMENTS.

            (a) Voluntary Prepayments. The Borrower may at any time and from time to time, without penalty or premium, prepay the Note in whole or in part.






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            (b) Mandatory Prepayment. In the event the aggregate principal amount outstanding on the Note ever exceeds the Borrowing Base as determined by Bank pursuant to Section 5 hereof, Borrower shall, within thirty (30) days after notification from the Bank, either (A) provide additional Oil and Gas Properties with value and quality in amounts satisfactory to the Bank in its sole discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Note in an amount at least equal to such excess.

         8. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement, Borrower hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note) that:

            (a) Corporate Existence. Borrower is a corporation duty organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the failure to qualify may result in Material Adverse Effect.

            (b) Corporate Power and Authorization. Borrower is duly authorized and empowered to create and issue the Note; and Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement; and all corporate and other action on Borrower's part requisite for the due creation and issuance of the Note and this Agreement, has been duly and effectively taken.

            (c) Binding Obligations. This Agreement does, and the Note upon its creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to availability of equitable remedies).

            (d) No Legal Bar or Resultant Lien. The Note and this Agreement do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower, other than those contemplated by this Agreement.

            (e) No Consent The execution, delivery and performance by Borrower of the Note and this Agreement, and the execution and delivery of this Agreement do require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases.

            (f) Financial Condition. The audited Financial Statements of Borrower, dated as of September 30, 1999, which have heretofore been delivered to Bank are complete and correct in all material respects and fully and accurately reflect in all material respects the financial condition, results of the operations and contingent liabilities of Borrower as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Bank in EXHIBIT "B" attached hereto.





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            (g) Liabilities. Borrower does not have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Bank in their respective Financial Statements dated as of September 30, 1999, or in EXHIBIT "B" attached hereto. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower which is reasonably expected to have a Material Adverse Effect.

            (h) Litigation. Except as described in the notes to the Financial Statements, or as otherwise disclosed to the Bank in EXHIBIT "C" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower, threatened against or affecting Borrower which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

            (i) Taxes, Governmental Charges. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other, governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

            (i) Titles, Etc. Borrower has good and indefeasible title to its assets and properties, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances, except Permitted Liens.

            (k) Defaults. Borrower is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

            (1) Casualties, Taking of Properties. Since the dates of the latest Financial Statements of Borrower provided to Bank, none of the business or the assets or properties of Borrower have been materially or adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

            (m) Use of Proceeds, Margin Stock. The Proceeds of the loans hereunder will be used by Borrower for working capital and general corporate purposes. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.




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         Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

            (n) Location of Business and Offices. The principal place of business and executive offices of Borrower are located at the address stated in Section 14 hereof.

            (o) Compliance with the Law. Borrower:

                (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or Guarantor, or any of their assets or properties are subject; or

                (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

which violation or failure is reasonably expected to have a Material Adverse Effect.

            (p) No Material Misstatements. No information, exhibit or report furnished by Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

            (q) Not A Utility. Borrower is not an entity engaged in any state in which it operates in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; (iv) provision of telephone or telegraph service to others;
         (v) production, transmission, or distribution and sale of steam or water; (vi) operation of a railroad; or (vii) provision of sewer service to others.

            (r) ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower.

            (s) Public Utility Holding Company Act. Borrower is not a "holding company," or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (t) Environmental Matters. Except as disclosed on EXHIBIT "D", Borrower (i) has not received notice or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any noncompliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) to its knowledge has




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         no threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which would individually or in the aggregate have a Material Adverse Effect, or (iii) has not received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower is or may be liable.

         9. CONDITIONS OF LENDING.

            (a) The obligation of the Bank to make the initial Advance under the Revolving Loan shall be subject to the following conditions precedent:

                (i) Borrower's Execution and Delivery - Borrower shall have executed and delivered to the Bank this Agreement and the Note, and other required documents, all in form and substance satisfactory to the Bank;

                (ii) Corporate Documentation - Bank shall have received (i)
            certified copies of the Articles of Incorporation and By-Laws of Borrower and all amendments thereto, (ii) appropriate corporate resolutions of Borrower, (iii) evidence of good standing and existence for Borrower, and (iv) a certificate of the Secretary of Borrower certifying the names of each of the officers of Borrower authorized to sign on its behalf, together with the true signatures of each such officer.

                (iii) Other Documents - The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Bank; and

                (iv) Legal Matters Satisfactory - All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Bank.

            (b) The obligation of the Bank to make any Advance (including the initial Advance) on the Revolving Loan Commitment shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto.

                (i) Representation and Warranties - With respect to any Advance, the representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                (ii) No Event of Default - No Event of Default shall have
            occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

                (iii) Other Documents - The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Bank; and




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                (iv) Legal Matters Satisfactory - All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Bank.

         10. AFFIRMATIVE COVENANTS. A deviation from the provisions of this
Section 10 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank. Without the prior written consent of the Bank, Borrower will at all times comply with the covenants contained in this Section 10 from the date hereof and for so long as the Note is in existence.

            (a) Financial Statements and Reports. Borrower shall promptly furnish to the Bank from time to time upon written request such information regarding the business and affairs and financial condition of the Borrower, as the Bank may reasonably request, and will furnish to the Bank:

                (i) Annual Consolidated Financial Statements - As soon as
            available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited Financial Statements of the Borrower, including an opinion from the auditors regarding the fair presentation of such Financial Statements;

                (ii) Quarterly Financial Statements - As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter (except the last such quarter in any fiscal year) of each year, the quarterly unaudited Financial Statements of the Borrower;

                (iii) Report on Properties - As soon as available and in any event on or before November 1 of each calendar year, and at such other times as the Bank may reasonably request, the engineering reports required to be furnished to the Bank under Section 5 hereof on the Oil and Gas Properties.

                (iv) Additional Information - Promptly upon request of the Bank from time to time any additional financial information or other information that the Bank may reasonably request.

         All such reports, balance sheets and Financial Statements referred to in Subsection 10(a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

            (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 10(a)(i) hereof and each of the quarterly unaudited Financial Statements pursuant to Subsection 10(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Bank a certificate signed by the controller or general manager of the Borrower (i) stating that the Borrower has fulfilled in all material respects its obligations under the Note and this Agreement, including, but not limited to, its obligations under
         Section 10(j) hereof, and that all representations and warranties made herein continue to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by the Bank, specifically affirming compliance of the Borrower in all material respects with any of its representations or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 11(d) and (g); and (iv) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

            (c) Taxes and Other Liens. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or upon the income or any assets or property of the Borrower as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien or other encumbrance upon any or all of the assets or property of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim (i) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted or (ii) if the failure to pay would result only in the imposition of a lien or other encumbrance which is a Permitted Lien.

            (d) Compliance with Laws. Borrower will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

            (e) Further Assurances. Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Note and this Agreement. Borrower at its sole expense will promptly execute and deliver to Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Note or more fully to state the obligations set out herein.

            (f) Performance of Obligations. Borrower will pay the Note and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower under this Agreement, at the time or times and in the manner specified.

            (g) Insurance. Borrower now maintains and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Bank, Borrower will furnish or cause to be furnished to the Bank from time to time a summary of the respective insurance coverage of Borrower in form and substance satisfactory to the Bank, and, if requested, will furnish the Bank copies of the applicable policies. Upon demand by Bank, any insurance policies covering any such property shall be amended (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Bank, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Bank may reasonably require. Borrower shall at all times maintain adequate insurance with respect to its properties against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverage: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Borrower shall at all times maintain cost of control of well insurance with respect to its properties which shall insure Borrower against seepage and pollution expense if deemed economical in the reasonable discretion of Borrower; redrilling expense; and cost of control of well; fires, blowouts, etc. Additionally, Borrower shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

            (h) Accounts and Records. Borrower will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to their business and activities, prepared in a manner consistent with prior years.

            (i) Right of Inspection. Borrower will permit any officer, employee or agent of the Bank to examine Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Bank may reasonably request. Bank will use its best efforts to keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Bank's officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein.

            (j) Notice of Certain Events. Borrower shall promptly notify the Bank if Borrower learns of the occurrence of (i) any event which constitutes an Event of Default, together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting the Borrower, or any of the assets or properties of the Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between the Borrower and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in its reasonable opinion could have a Material Adverse Effect.

            (k) ERISA Information and Compliance. Borrower will promptly furnish to the Bank immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any hug created thereunder, a written notice signed by the President or the chief financial officer of the Borrower, specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

            (1) Environmental Reports and Notices. Borrower will deliver to the Bank (i) promptly upon its becoming available, one copy of any material report sent by the Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's learning that it has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of the Borrower, and Borrower shall immediately deliver a copy of any such notice to Bank.

            (m) Maintenance. Borrower will (i) observe and comply with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign; (ii) except as provided in Subsections 10(n) and 10(o) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower exercised in good faith; (iii) take or cause to be taken whatever actions are reasonably necessary or desirable to prevent an event or condition of default by Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties; and
         (iv) furnish Bank upon request evidence satisfactory to Bank that there are no liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', workers', or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

            (n) Operation of Properties. Except as provided in Subsection 10(p) below, Borrower will operate, or cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that Borrower shall have the right to contest, in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

            (o) Compliance with Leases and Other Instruments. Borrower will pay or cause to be paid and discharged all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by the Borrower accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of the Borrower by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to the Borrower and do all other things necessary of the Borrower to keep unimpaired in all material respects the rights of the Borrower thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Subsection 10(o) shall be deemed to require the Borrower to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations or to prevent the Borrower from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower exercised in good faith, it is not in the best interest of the Borrower to perpetuate the same.

            (p) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than Borrower, Borrower shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 10(n) or 10(o) hereof which are performable only by such operators and are beyond the control of Borrower; however, Borrower agrees to promptly take all actions available under any operating agreements or otherwise to bring about-the performance of any such undertakings required to be performed thereunder.

         11. NEGATIVE COVENANTS. A deviation from the provisions of this Section 11 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank. Without the prior written consent of the Bank, Borrower will at all times comply with the covenants contained in this Section 11 from the date hereof and for so long as the Note is in existence.

            (a) Liens. Borrower will not create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its materials, assets or properties, including, but not limited to, Oil and Gas Properties, except Permitted Liens.

            (b) Sales of Assets. The Borrower will not sell, lease or otherwise transfer, directly or indirectly, all or any material part of the Oil and Gas Properties or oil and gas assets, to any other person or entity, except sales, leases or other transfers (i) made in the ordinary course of business by Borrower, and (ii) sales of Oil and Gas Properties or oil and gas assets, the gross sales proceeds of which do not exceed $250,000 in the aggregate in any fiscal year.

            (c) Debts, Guaranties and Other Obligations. Borrower will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will the Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                (i) the Note, or other indebtedness of Borrower or Guarantor heretofore disclosed to Bank in writing;

                (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; and

                (iii) indebtedness incurred in the ordinary course of business.

            (d) Dividends. The aggregate cash dividends paid on the stock of Borrower shall not exceed an amount equal to 50% of Borrower's cash flow from operations (as determined in accordance with GAAP) after payment of any debt service requirements, to be tested quarterly at the end of each fiscal quarter using the fiscal quarter ended just prior to the testing date plus the previous three fiscal quarters.

            (e) Stock Acquisitions. Borrower shall not acquire in any fiscal year treasury stock with a value exceeding $250,000 in the aggregate, exclusive of Employee Stock Option Plan transactions that the Borrower is, as of the date hereof, contractually obligated to complete.

            (f) Other Negative Pledges. Borrower will not grant a negative pledge on any of its assets except the negative pledge granted herein to Bank.

            (g) Net Income. Borrower shall not allow its net income (calculated in accordance with GAAP), to ever be less than $0, excluding therefrom the effect of any oil and gas property asset writedowns mandated by the Securities and Exchange Commission regulations regarding capitalized assets, said net income to be tested quarterly using the fiscal quarter ending just prior to the testing date plus the previous three fiscal quarters.

         12. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

            (a) Borrower shall fail to pay when due or declared due the principal of or interest on the Note or any fee or any other indebtedness of Borrower incurred pursuant to this Agreement; or

            (b) Any representation or warranty made by Borrower under this Agreement, or in any certificate or statement furnished or made to Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower under this Agreement, proves to have been untrue in any material respect, as of the date on which the facts therein set forth were stated or certified; or

            (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower contained in this Agreement, and such default shall continue for more than thirty (30) days; or

            (d) Default shall be made in respect of any obligation for borrowed money, other than the Note, for which the Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of the Borrower or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

            (e) Borrower shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action authorizing the foregoing; or

            (f) An involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

            (g) A final judgment or order for the payment of money in excess of $100,000.00 (or judgments or orders aggregating in excess of $100,000.00) shall be rendered against the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of thirty
         (30) days; or

            (h) In the event the aggregate principal amount outstanding under the Note shall at any time exceed the Borrowing Base established for the Note, Borrower shall fail to provide such additional Oil and Gas Properties or prepay the principal of such Note, or either of them, in compliance with the provisions of Section 7 hereof.

         Upon occurrence of any Event of Default specified in Subsections 12(e) and 12(f) hereof, the Revolving Loan Commitment shall terminate and the entire principal amount due under the Note and all interest then accrued thereon, and any other liabilities of Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In any other Event of Default, the Bank may by notice to Borrower terminate the Revolving Loan Commitment and declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 12 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower under the Note and this Agreement, irrespective of whether or not the Bank shall have made any demand under the Security Instrument, including this Agreement or the Note and although such indebtedness may be unmatured. Any amount set off by the Bank shall be applied against the indebtedness owed the Bank by Borrower. The Bank agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have. None of the rights granted to the Bank in this Section 12 shall apply to any deposits held by the Bank constituting trust funds and so identified to the Bank at the time the applicable deposit account is created. Within five (5) Business Days after such setoff or appropriation by the Bank, the Bank shall give Borrower written notice thereof. However, a failure to give such notice will not affect the validity of the setoff or appropriation.

         13. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, or the Note or consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         14. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER:
PANHANDLE ROYALTY COMPANY, Grand Centre, Suite 210, 5900 N.W. Grand Blvd., Oklahoma City, Oklahoma 73112-5088, Attention: Michael C. Coffman, Vice President/Treasurer; (b) BANCFIRST, 101 N. Broadway, Oklahoma City, Oklahoma 73102, Attention: E.G. Alexander, Senior Vice President. Any such notice or other communication shall be deemed to have given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the fifth day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 14. Upon receipt by Bank of any such notice, Bank shall promptly provide copies of such notice or notices to the Bank.

         15. EXPENSES.

            (a) The Borrower shall pay (i) any waiver or consent hereunder or any amendment hereof or any default or Event of Default and (ii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

            (b) The Borrower agrees to indemnify and hold harmless the Bank from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) incurred by the Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loan Commitment and the payment of all indebtedness of the Borrower to the Bank hereunder and under the Note, provided that the Borrower shall have no obligation under this Section 15 to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank.

         16. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN OKLAHOMA CITY, OKLAHOMA, AND THE SUBSTANTIVE LAWS OF OKLAHOMA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN OR UNLESS THE LAWS OF ANOTHER STATE REQUIRE THE APPLICATION OF THE LAWS OF SUCH STATE.

         17. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         18. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event the Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of the Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of the maximum rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced by the Note and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrower and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the maximum lawful rate under applicable law.

         19. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

         20. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         21. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in this Agreement, the Note or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         22. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrower may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations hereunder.

         23. PARTICIPATIONS. The Bank shall have the right at any time and from time to time to sell one or more participations in the Note or any Advance thereunder. To the extent of any such participation, the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower to the Bank. The Borrower shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat the Bank as the sole owner of the Note without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to set off against and to appropriate and apply from time to time, without prior notice to the Borrower or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of Borrower against the payment of the Note and any other obligations of the Borrower hereunder, provided, however, none of the rights granted in this Section 23 shall apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Within five (5) Business Days after such setoff or appropriation by a participant, that participant shall give Borrower written notice thereof. However, a failure to give such notice will not affect the validity of this setoff or appropriation.

         24. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                  "BORROWER":         PANHANDLE ROYALTY COMPANY,
                                      an Oklahoma corporation


                                      By: /s/ H W PEACE, II
                                          --------------------------------------
                                          Name: H W Peace, II
                                          Title: President and CEO




                  "BANK":             BANCFIRST, an Oklahoma banking corporation



                                      By: /S/ ED ALEXANDER
                                          --------------------------------------
                                          Ed Alexander, Senior Vice President

                                   EXHIBIT A

                        ADJUSTABLE RATE PROMISSORY NOTE

U.S. $5,000,000.00

                                                               December 29, 1999
                                                               Oklahoma City, OK

         1. BORROWER'S PROMISE TO PAY. FOR VALUE RECEIVED, PANHANDLE ROYALTY COMPANY, an Oklahoma corporation (herein "BORROWER") promises to pay BANCFIRST, an Oklahoma banking corporation (herein "NOTE HOLDER," which term shall be deemed to include any subsequent holder of this Note), or order, at P.O. Box 26788, Oklahoma City, Oklahoma 73126, Attn: Ed Alexander, Senior Vice President, or such other place as the Note Holder may designate in writing, the principal sum of Five Million and No/100 Dollars (U.S. $5,000,000.00), or so much thereof as shall be disbursed hereunder, together with interest on the unpaid principal balance as hereinafter set forth. This Note is issued pursuant to a Loan Agreement between Borrower and Note Holder dated the same date as this Note (the "LOAN AGREEMENT"). Unless otherwise defined in this Note or unless otherwise required by the context of this Note, capitalized terms used in this Note will have the meanings ascribed to those terms in the Loan Agreement. Advances hereunder will be made pursuant to the terms of the Loan Agreement and may involve the readvancement of sums previously paid pursuant to a revolving line of credit.

         2. INTEREST. As used herein, the term "PRIME RATE" will mean the per annum rate of interest (expressed as a percentage) designated as the "Prime Rate" (in the "Money Rates" section) as published in the most recent issue of The Wall Street Journal. If more than one Prime Rate is designated in The Wall Street Jo then the Index Rate will be the highest rate so designated.

            2.1 INTEREST RATE PRIOR TO MATURITY. Commencing on the date funds are advanced by the Note Holder and prior to maturity of this Note, the unpaid principal balance of this Note will bear interest at the rate which is equal to the Prime Rate, as adjusted as hereinafter provided, minus one-quarter percent (1/4%). Borrower acknowledges that on the date of this Note the Prime Rate is 8.50%; therefore, the current interest rate under this Note is 8.25%.

            2.2 ADJUSTMENTS IN RATE. The interest rate under this Note will be adjusted effective on the date of any adjustment in the Prime Rate (the "CHANGE DATES"). On each Change Date the interest rate will be adjusted to equal the per annum rate which is one-quarter percent (1/4%) less than the then current Prime Rate.

            2.3 POSTMATURITY RATE; INTEREST COMPUTATION. After maturity (as scheduled, pursuant to acceleration, or otherwise) the unpaid balance of this Note will bear interest at the per annum which is two percent (2%) in excess of the interest rate in effect immediately preceding maturity (the "Default Rate"). Interest will be computed on a per them basis over the actual number of days elapsed, including the date of disbursement and the date of repayment, based on a 365-day year and the actual number of days in a month.

            2.4 SUBSTITUTION OF PRIME RATE. If the Prime Rate as described above is not available at any time, then the Note Holder will select an alternate reference or index based on comparable information to use as the Prime Rate hereunder. The Note Holder will notify Borrower of the new Prime Rate.

         3. PAYMENTS. The principal of, and interest on, this Note will be paid as follows:

            3.1 INTEREST ONLY. On the first day of April 1, 2000 and the first day of every calendar quarter thereafter, Borrower shall pay the Note Holder interest only, accrued through the last day of the preceding calendar quarter.

            3.2 MANDATORY PRINCIPAL PAYMENTS. Borrower shall be required to make mandatory principal payments under this Note if and as required under the Loan Agreement.

            3.3 FINAL PAYMENT. The principal and all accrued unpaid interest and other sums due under this Note shall become due and payable on December 31, 2002.

            3.4 PAYMENTS DUE ON NON-BUSINESS DAYS. In the event any payment hereunder becomes due on a day which is not a regular business day of the Note Holder, the due date of such payment will be extended to the next succeeding business day of the Note Holder and interest will accrue during the interim.

         4. DEFAULT; ACTIONS RELATING TO NOTE. If any installment or other payment required under this Note is not paid when due, and such default is not cured within ten (10) days after the due date of such payment, the entire principal amount outstanding hereunder and all accrued unpaid interest and other charges hereunder shall at once become due and payable, at the option of the Note Holder. The Note Holder may exercise this option to accelerate during any Event of Default (as defined in the Loan Agreement) regardless of any prior forbearance. In the event of any default in the payment of this Note and referral of the same to an attorney at law for collection (whether or not suit is instituted), or the establishment or collection of any sums evidenced by this Note through any bankruptcy, probate, receivership, reorganization, arrangement or other judicial proceedings, or if any action at law or in equity is brought with respect hereto, Borrower shall pay the Note Holder all its expenses and costs incurred in connection therewith, including, without limitation, the reasonable fees and disbursements of the Note Holder's attorneys, and any costs, expenses and attorney's fees incurred in connection with appellate proceedings. After any default under this Note or the Loan Agreement, the Note Holder may accept any partial payment of the sums then due under this Note or the Loan Agreement without prejudice to its right to collect the balance of the sums then due and to enforce this Note and the Loan Agreement.

         5. LATE CHARGE. If any installment under this Note is not received by the Note Holder within ten (10) days after the installment is due, Borrower shall pay to the Note Holder a late charge equal to five percent (5%) of such installment for the purpose of defraying the additional costs and expenses of collection, it being impracticable or extremely difficult to fix the actual costs and expenses to the Note Holder occasioned thereby. Such late charges shall be immediately due and payable without demand by the Note Holder, and payment thereof shall, at the Note Holder's option, be a condition precedent to curing any default hereunder. The Note Holder's acceptance of subsequent installments without having received any accrued late charges will not waive the Note Holder's right to collect such late charges at any time thereafter, including if applicable, upon maturity of this Note. During the existence of any default, the Note Holder may apply payments received on any amount due hereunder or under the Loan Agreement, as the Note Holder may determine in its discretion. No late charges will be assessed after maturity of this Note, whether by acceleration, as scheduled, or otherwise.

         6. PREPAYMENT. This Note may be prepaid in whole or in part at any time without premium or penalty.

         7. CONSENTS. From time to time, the Note Holder may take any Permitted Action, as hereinafter defined, (a) without affecting the obligation of Borrower, or the successors or assigns of

Borrower, if any, to pay the sums evidenced by this Note and to observe and perform the covenants of Borrower contained in this Note or the Loan Agreement,
(b) without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns, and (c) without liability on the part of the Note Holder. As used herein the following shall constitute "PERMITTED ACTIONS":

            (i) the extension of time for payment of any principal, interest or other sums due under this Note or the Loan Agreement;

            (ii)  the acceptance of partial payments;

            (iii) the granting of any indulgences, leniencies or waivers;

            (iv) the release of any person or entity obligated to pay any sums evidenced hereby;

            (v) the joinder with Borrower or Borrower's successors or assigns, in the modification of any of the terms of this Note or the Loan Agreement;

            (vi) the acceptance of an amended, restated, renewal and/or substitute promissory note as evidence of the indebtedness evidenced hereby; or

            (vii) the release of any or all collateral securing payment of this
                  Note.

         8. WAIVERS; LIABILITY. Except as otherwise specifically provided herein, presentment, demand, notice of demand, notice of nonpayment or dishonor, protest, and notice of protest are hereby waived by all makers, sureties and guarantors hereof. Each party who is now or may hereafter become liable hereon as a surety or guarantor, to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than payment in full of all amounts due hereunder. This Note shall be the joint and several obligation of all makers, sureties and guarantors, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

         9. CROSS-DEFAULT WITH LOAN AGREEMENT. A default under the Loan Agreement will constitute a default under this Note, and if such default is not cured within any applicable grace or cure period stated therein, the Note Holder will be entitled to terminate its obligations under the Loan Agreement accelerate the entire indebtedness evidenced by this Note and enforce this Note and the Loan Agreement.

         10. MISCELLANEOUS. This Note shall be governed by the law of the State of Oklahoma. Borrower expressly states that this Note is made for a business purpose. In the event any provision contained in this Note conflicts with applicable law, such conflict shall not affect other provisions of this Note which can be given effect without the conflicting provisions. To this end the provisions of this Note are declared to be severable. It is not the intent of the Note Holder to collect interest or other loan charges in excess of the maximum amount permitted by the laws of Oklahoma. If interest or other loan charges collected or to be collected by the Note Holder exceed any applicable permitted limits then (a) any such interest or other loan charge shall be reduced by the amount necessary to reduce the interest or other loan charge to the permitted limit, and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. The Note Holder may choose to make such refund by reducing the principal balance of this Note or by making a direct payment to Borrower. If a refund is made by reducing the principal, the reduction will be treated as a partial prepayment.

         11. NOTICES. Any notice or other communication to Borrower or the Note Holder required or authorized herein shall be sufficient if made in writing and either (a) delivered personally or by messenger or a nationally recognized overnight courier service, (b) sent postage prepaid by express mail or first class certified mail, return receipt requested, or (c) sent by facsimile or other similar means of rapid transmission and confirmed by mailing written confirmation thereof (as provided in clause (b) above) at substantially the same time as such rapid transmission. The effective date of any notice shall be the date of delivery of the notice, if by personal delivery, messenger or courier service, or facsimile, or if mailed, on the date upon which the express mail receipt or the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be. Borrower hereby designates the address set forth below as its notice address under this Note. Either party may change its notice address by written notice to the other as provided above; however, no such change shall be effective until received by the other party.

         12. LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be made from time to time pursuant to the terms of the Loan Agreement. The Note holder's records of advances and payments and interest accruing hereunder shall be prima facie evidence of the amounts owing hereunder; subject, however, to evidence of disbursements and payments which Borrower may present.

         Executed and delivered as of the date first above written.

                  "BORROWER":      PANHANDLE ROYALTY COMPANY,
                                   an Oklahoma corporation

                                   By:
                                       ----------------------------------------
                                       Name: H W Peace II
                                       Title: President and CEO





Borrower's Notice Address:

Panhandle  Royalty Company
Attn: H W Peace II, CEO and President
5900 N.W. Grand Boulevard, Suite 210
Oklahoma City, Oklahoma 73112-5088

                                  EXHIBIT "B"

                       MATERIAL ADVERSE FINANCIAL EVENTS

1. None

                                  EXHIBIT "C"

                                   LITIGATION



1. [to be completed]      None

                                   EXHIBIT "D"

                           ENVIRONMENTAL LIABILITIES



1. [to be completed]      None known